UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): June 2, 2009
EXTERRAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

16666 Northchase Drive,
Houston, Texas	77060

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(281) 836-7000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
In May 2009, the Venezuelan government enacted a law that reserves to the State of Venezuela certain assets and services related to hydrocarbon primary activities, which includes substantially all of our assets and services in Venezuela. The law provides that the reserved activities are to be performed by the State, by the State-owned oil company, Petroleos de Venezuela S.A. (“PDVSA”), or its affiliates or through mixed companies under the control of PDVSA or its affiliates. According to the law, the Ministry of People’s Power for Energy and Petroleum (“MENPET”) is in charge of identifying, by way of a resolution, those assets and services of companies that are included within the reserved activities. The law authorizes PDVSA or its affiliates to take possession of the assets and take over control of those operations related to the reserved activities as a step prior to the commencement of an expropriation process, and permits the national executive of Venezuela to decree the total or partial expropriation of shares or assets of companies performing those services. Expropriation of all or a portion of our assets or operations in Venezuela by the Venezuelan government, directly or through PDVSA or its affiliates, could adversely affect our results of operations and require us to write-down all or a portion of the value of our assets in Venezuela. While the law provides that companies whose assets are expropriated in this manner may be compensated in cash or securities, we are unable to predict what, if any, compensation Venezuela will ultimately offer in exchange for any such expropriated assets and, accordingly, we are unable to predict what, if any, compensation we ultimately will receive. We reserve and will continue to reserve the right to seek full compensation for any and all expropriated investments under all applicable legal regimes, including investment treaties and customary international law. We maintain insurance for the risk of expropriation of our investments in Venezuela. This policy is subject to a limit of $50 million.
Since the enactment of the law, MENPET has issued resolutions naming various companies included within the reserved activities. In May 2009, three joint ventures in which we have minority interests were named by MENPET in those resolutions and their assets were seized. As of June 2, 2009, our wholly owned operations have not yet been named in MENPET resolutions. However, on June 2, 2009, PDVSA commenced taking possession of our assets and operations in a number of our locations in Venezuela. At this time, we cannot predict whether MENPET will name us in a resolution within the reserved activities, nor can we predict the amount of our assets and operations that PDVSA or its affiliates will seize. For the year ended December 31, 2008, our operations in Venezuela accounted for $159.7 million, or 5%, of our revenue and $84.2 million, or 8%, of our gross margin.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.
June 3, 2009	By:	/s/ J. Michael Anderson
J. Michael Anderson
Senior Vice President and Chief Financial Officer